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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT



                        Pursuant to Section 13 or 15(d)
                          of the Exchange Act of 1934



       Date of report (Date of earliest event reported):  July 21, 1998
                                                          -------------


                              IMCO Recycling Inc
                              ------------------
            (Exact name of registrant as specified in its charter)


                                   Delaware
                                   --------
                (State or other jurisdiction of incorporation)


       1-7170                                                 75-2008280
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  (Commission File Number)                     (IRS Employer Identification No.)


       5215 North O'Connor Blvd., Suite 940, Irving, Texas    75039
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             (Address of principal executive offices)         (Zip Code)


     Registrant's telephone number, including area code    (972)-401-7200
                                                       ------------------------


                                Not Applicable
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         (Former name or former address, if changed since last report)
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ITEM 2.  Acquisition or Disposition of Assets.

     On July 21, 1998, IMCO Recycling Inc. (the "Company"), pursuant to the terms of a Purchase and Sale Agreement (the "U.S. Zinc Agreement") by and among the Company and The Minette and Jerome Robinson Community Property Trust, The Minette and Jerome Robinson Foundation, The Minette and Jerome Robinson Charitable Remainder Trust, M. Russ Robinson, Howard Robinson and Mindy Robinson Brown, former stockholders (the "Stockholders") of U.S. Zinc Corporation, a Delaware corporation ("U.S. Zinc"), acquired in a privately negotiated transaction 100% of the issued and outstanding capital stock of U.S. Zinc. The consideration paid by the Company in exchange for the U.S. Zinc stock was (i) $46,500,000 in cash, (ii) the issuance of 298,010 shares of common stock, par value $.10 per share, of the Company ("Common Stock"), and (iii) the issuance of four-year Warrants to purchase an aggregate of 1,500,000 shares of Common Stock. At the date of the acquisition, U.S. Zinc had outstanding approximately $17,000,000 of long-term indebtedness, substantially all of which was repaid by the Company. The U.S. Zinc Agreement provides for certain purchase price adjustments to be effected following the closing of the acquisition. In addition, the transaction contemplates future contingent payments to certain of the Stockholders (but not in an aggregate amount to exceed $11,500,000) based upon the earnings performance of U.S. Zinc and the Company's other zinc-related operations through June 30, 2002. The amount and terms of such consideration were determined pursuant to arm's-length negotiations between the Company and the Stockholders.

     U.S. Zinc and its wholly-owned subsidiaries operate five zinc processing and recycling facilities in Houston, Texas, Chicago, Illinois, Hillsboro, Illinois and Millington, Tennessee. The Illinois and Tennessee facilities principally process and supply zinc oxide, and the two Houston facilities principally process and supply zinc dust and zinc metal. The Company presently intends to continue operating the business and assets of U.S. Zinc in a similar manner to that in which they were operated prior to the acquisition.

     Of the 298,010 shares of Common Stock issued by the Company, 238,406 shares have been deposited in escrow for a period of up to four years after the closing date as potential recourse by the Company for breaches by the Stockholders of representations and covenants contained in the U.S. Zinc Agreement and to satisfy certain other indemnities provided for in the U.S. Zinc Agreement. The escrow agreement provides for releases of shares of Common Stock from escrow to the Stockholders on each of the first three anniversary dates of the closing date, subject to the retention by the escrow agent of a number of shares of Common Stock having a fair market value equal to the estimated amount of all unresolved claims made by the Company against the escrow account. On the fourth anniversary of the closing date, subject to the retention of shares of Common Stock for unresolved claims as described above, the remaining shares of Common Stock held in the escrow account will be released to the Stockholders.

     The Company also granted registration rights to each of the Stockholders pursuant to a Registration Rights Agreement dated July 21, 1998. The Registration Rights Agreement, which expires on January 21, 2003, grants piggyback registration rights, which allow the Stockholders to participate in underwritten public offerings initiated by the Company after the closing date

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of the acquisition, subject to certain limitations and condition set forth therein. In addition, the Registration Rights Agreement grants the Stockholders one demand registration right, subject to certain limitations and conditions, including the requirement that at least a minimum number of shares be sold in the demand registration (1,000,000 shares for demand underwritten public offerings). The Registration Rights Agreement contains provisions whereby the Company has agreed to indemnify the Stockholders against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     The Warrants issued to the Stockholders are exercisable for an exercise price of $19.04 per share of Common Stock, subject to adjustment for stock dividends, distributions, recapitalizations and other extraordinary corporate transactions. On July 21, 1998, the closing price per share of Common Stock as reported on the New York Stock Exchange composite transactions was $17.3125. The exercisability of the Warrants vests in four equal annual installments over the term of the Warrants, beginning January 1, 1999, which accelerate upon a "Change in Control" (as defined in the Warrants). The Warrants also provide that the Stockholders may effect a cashless exercise of the Warrants and thereby receive a number of shares of Common Stock equal to the quotient of (i) the excess of the market value of the Common Stock at the time of exercise over the exercise price thereof with respect to the vested shares being exercised, divided by (ii) the market value per share of the Common Stock at the time of exercise. The Warrants are also subject to certain restrictions on transfer. Upon any attempted sale of such Warrants (other than as permitted under their terms), the Company shall have a right of first refusal to purchase, at its option, all or any portion of the offered Warrants at the purchase price per Warrant offered to be paid by the proposed transferee.

     The cash consideration paid by the Company in connection with the acquisition and the repayment of U.S. Zinc's outstanding long-term bank indebtedness were funded through borrowings under the Company's senior secured credit facilities pursuant to the Amended and Restated Credit Agreement dated November 5, 1997 by and among the lenders named therein, Merrill Lynch & Co. and the Company.

     The terms of the U.S. Zinc Agreement provide that the acquisition shall be accounted for as occurring on July 1, 1998. The Company will account for its acquisition of U.S. Zinc as a purchase transaction for financial accounting purposes.

     The foregoing, to the extent it summarizes terms of the U.S. Zinc Agreement or the Warrants, is qualified in its entirety by reference to the full text of such documents, copies of which have been filed herewith as exhibits and are incorporated herein by reference.

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ITEM 7.  Financial Statements and Exhibits.

     (a)  Financial Statements of Businesses Acquired:

          At this time it is impracticable to provide the required consolidated financial statements for U.S. Zinc; therefore, the required consolidated financial statements will be filed with the Commission no later than October 5, 1998.

     (b)  Pro Forma Financial Information

     At this time it is impracticable to provide the pro forma financial information required pursuant to Article 11 of Regulation S-X; therefore, the required pro forma financial information will be filed with the Commission no later than October 5, 1998.

     (c)  Exhibits:

          2.1 Memorandum of Purchase and Sale Agreement by and among IMCO Recycling Inc., The Minette and Jerome Robinson Community Property Trust, The Minette and Jerome Robinson Foundation, The Minette and Jerome Robinson Charitable Remainder Trust, M. Russ Robinson, Howard Robinson and Mindy Robinson Brown, dated July 21, 1998. (In accordance with Item 601 of Regulation S-K, the copy of the U.S. Zinc Agreement filed with the Securities and Exchange Commission (the "Commission") does not include the schedules or exhibits thereto. The Company agrees to furnish such information supplementally to the Commission upon request.)

          2.2  Form of Common Stock Purchase Warrant dated July 21, 1998.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     IMCO RECYCLING INC.



                                     By:    /s/ Paul V. Dufour
                                            --------------------------------
                                            Paul V. Dufour
                                            Executive Vice President and
                                            Chief Financial Officer
Date:  August 4, 1998

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